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                      UNITED STATES SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                      FILED PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: MARCH 3, 1999

               DATE OF EARLIEST EVENT REPORTED: FEBRUARY 22, 1999

                               PRIMARK CORPORATION
             (Exact name of registrant as specified in its charter)


                                     1-8260
                            (Commission File Number)



                MICHIGAN                                  38-2383282
    (State or other jurisdiction of            (I.R.S. Employer Identification)
    incorporation or organization)

1000 WINTER STREET, SUITE 4300N, WALTHAM, MA                02451
(Address of principal executive offices)                  (Zip Code)


                                  781-466-6611
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On February 22, 1999 the Company announced it had acquired the Company Fundamental Data business and the Extel brand name ("Extel") from The Financial Times Group, part of Pearson plc, for approximately $32 million in cash, subject to certain post closing adjustments. Extel is a widely recognized brand name in the European and Asian markets and provides tearsheets for rapid corporate analysis, provides historical company accounts, image-based data, textual corporate profiles and company news to the investment industry worldwide.

This agreement to acquire Extel includes reciprocal data supply agreements with Financial Times Information Limited. Under the terms of these agreements, the FT Group will continue to update Extel databases with latest share price information on a daily closing basis.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) The Company is currently investigating whether Extel represents a significant subsidiary.

(c)  Exhibits:

Exhibit
Number              Description of Document
------              -----------------------

99-1                Press Release dated February 22, 1999


                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PRIMARK CORPORATION

          Date: March 3, 1999                 By: /s/ STEPHEN H. CURRAN
                                                  -----------------------------
                                                        Stephen H. Curran
                                                    Senior Vice President and
                                                     Chief Financial Officer
                                                  (Principal Financial Officer)